April 24, 1998



Great-West Life & Annuity
Insurance Company
8515 E. Orchard Road
Englewood, CO 80111


Re:  Great-West Variable Annuity Account A
        File Nos. 2-29033 and 811-1737


Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post Effective Amendment No. 38 to the Form N-1 Registration Statement for the Variable Annuity Account A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            SUTHERLAND ASBILL & BRENNAN

                                            By: /s/ Kimberly J. Smith
                                            Kimberly J. Smith